EXHIBIT 11
                                                                  Page 1 of 2

                            INTEGRAMED AMERICA, INC.
                COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
               All amounts in thousands, except per share amounts


                                                                     For the                     For the
                                                                three-month period          nine-month period
                                                                ended September 30,        ended September 30,
                                                                1996        1995           1996         1995
                                                               ------      ------         -------      ------
Primary

Net (loss) income.........................................     $ (693)      $   12        $  (681)      $   18

Less:  Dividends accrued on Preferred Stock...............         33          111             99          442
                                                               ------       ------        -------       ------

Net loss applicable to Common Stock before
   consideration for induced conversion of
   Preferred Stock........................................     $ (726)      $  (99)       $  (780)      $ (424)

Assumed value of Common Stock issued to induce
   conversion of Preferred Stock, net of the reversal of
   $973,000 of accrued Preferred Stock dividends..........     $3,292          -          $ 3,292          -
                                                               ------       ------        -------       ------

Net loss for computation..................................     $4,018)      $  (99)       $(4,072)      $ (424)
                                                               ======       ======        =======       ======

Net loss per share of Common Stock before
   consideration for induced conversion of
   Preferred Stock........................................     $(0.08)      $(0.02)       $ (0.11)      $(0.07)

Assumed value of conversion inducement....................     $(0.38)         -          $ (0.47)         -
                                                               ------       ------        -------       ------

Net loss per share of Common Stock........................     $(0.46)      $(0.02)       $ (0.58)      $(0.07)
                                                               ======       ======        =======       ======

Weighted average number of shares  of Common Stock
    outstanding...........................................      8,795        6,087          7,056        6,087
                                                               ======       ======        =======       ======


                                                                    EXHIBIT 11
                                                                   Page 2 of 2

                            INTEGRAMED AMERICA, INC.
                COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
               All amounts in thousands, except per share amounts


                                                                     For the                      For the
                                                                 three-month period          nine-month period
                                                                 ended September 30,        ended September 30,
                                                                1996         1995           1996         1995
                                                               ------       ------         ------       ------
Fully Diluted

Net (loss) income.........................................     $ (693)      $   12        $  (681)     $    18
                                                               ======       ======         ======       ======

Weighted average number of shares of Common Stock
   outstanding............................................      6,785        6,087          6,381        6,087

Add:  Common equivalent shares (determined using the
   "treasury stock" method) representing incremental shares
   issuable upon assumed exercise of options and warrants
   using average market price.............................         37            1            244           86

Shares of Common  Stock  issued upon  assumed  conversion
   of 608,234  shares of Series A Preferred Stock pursuant
   to July 17, 1996 conversion  offer assuming Offer was
   effective January 1, 1996 and 1995, respectively.......      2,433        2,433          2,433        2,433

Shares of Common  Stock  issued upon  assumed  conversion
   of Series A Preferred Stock not converted pursuant
   to July 17, 1996 conversion offer......................        245          245            245          245
                                                               ------       ------         ------       ------

Average number of shares of Common  Stock and Common
   Stock equivalents outstanding..........................      9,500        8,766          9,303        8,851
                                                               ======       ======         ======       ======

Net (loss) income per share of Common Stock and Common
   Stock equivalents......................................     $(0.07)      $ 0.00        $ (0.07)     $ 0.00
                                                               ======       ======         ======       ======
